EXHIBIT 10.3

Execution Copy

FOURTH AMENDMENT AND WAIVER

FOURTH AMENDMENT AND WAIVER (this “Amendment”), dated as of August 11, 2003, among TRICO MARINE SERVICES, INC., a Delaware corporation (the “Parent”), TRICO MARINE ASSETS, INC., a Delaware corporation (“Trico Assets”), TRICO MARINE OPERATORS, INC., a Louisiana corporation (“Trico Operators” and, together with Trico Assets, the “Borrowers” and each, a “Borrower”), the Lenders party to the Credit Agreement referred to below (the “Lenders”) and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as administrative agent (the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Parent, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of December 18, 2002 (as amended, modified, restated and/or supplemented through, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested, and the Administrative Agent and the Lenders have agreed to, the amendments provided herein on the terms and conditions set forth herein;

NOW, THEREFORE, it is agreed:

1.    The Lenders hereby waive any Default or Event of Default that may have arisen solely as a result of the Borrowers’ failure to comply with Section 9.09 of the Credit Agreement during the period commencing on the last day of the Borrowers’ fiscal quarter ended June 30, 2003 through the date hereof, but only to the extent that such Default or Event of Default shall not have occurred had this Amendment been effective during such period.

2.    The definitions of “Consolidated Tangible Net Worth” and “Goodwill Amount” appearing in Section 11.01 of the Credit Agreement are hereby deleted in their entirety and the following new definitions are inserted in lieu thereof:

“Consolidated Net Worth” shall mean, with respect to any person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis after appropriate deduction for any minority interests in Subsidiaries; provided that Consolidated Net Worth shall be determined by adding thereto the effect of (x) write-downs of deferred dry-docking costs to the extent that (i) such write-downs had the effect of reducing Consolidated Net Worth, (ii) such write-downs were related to the implementation of new accounting treatment for activities related to property, plant and equipment, (iii) such write-downs are taken in accordance with GAAP as in effect on the date of such write-downs and (iv) such write-downs do not have any cash impact on the Parent or any of its Subsidiaries, (y) the non-cash charge taken by the Parent and its Subsidiaries in the fiscal quarter of the Parent ended on September 30, 2002 in an aggregate amount no greater than $22,700,000, to the extent that such non-cash charge (i) related to the establishment of a valuation allowance by the Parent and its Subsidiaries against deferred taxes of the Parent and its Subsidiaries and (ii) had the effect of reducing Consolidated Net Worth for such period, and (z) write-downs resulting from impairment of goodwill to the extent that (i) such write-downs had the effect of reducing Consolidated Net Worth, (ii) such write-downs are taken in accordance with GAAP as in effect on the date of such write-downs, (iii) such write-downs do not have any cash impact on the Parent or any of its Subsidiaries and (iv) such write-downs do not exceed in the aggregate, $30,000,000.

“Goodwill Amount” shall mean, at any time, the sum of (i) $103,612,000 plus (ii) the increase (or decrease) in goodwill since September 30, 2002, provided that, such increase (or decrease) is for reasons other than (a) adjustments in foreign currency exchange rates or (b) impairments to goodwill to the extent the effect of which is added back to Consolidated Net Worth pursuant to clause (z) of the proviso of the definition of “Consolidated Net Worth”.

3.    This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when the Parent, each Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

4.    In order to induce the Lenders to enter into this Amendment, each of the Parent and each of the Borrowers hereby represents and warrants that (i) no Default or Event of Default exists as of the Fourth Amendment Effective Date, both before and after giving effect to this Amendment, and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date, both before and after giving effect to this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date).

5.    This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Parent and the Administrative Agent.

6.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

7.    From and after the Fourth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Credit Document for all purposes under the Credit Agreement and the other Credit Documents.

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8.    This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

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2Execution Copy

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

TRICO MARINE SERVICES, INC.

By:	/s/ Ron O. Palmer
Name: Ron O. Palmer Title: Chairman

TRICO MARINE ASSETS, INC.

By:	/s/ Ron O. Palmer
Name: Ron O. Palmer Title: Executive Vice President

TRICO MARINE OPERATORS, INC.

By:	/s/ Ron O. Palmer
Name: Ron O. Palmer Title: Executive Vice President

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, Individually, as Administrative Agent and as Collateral Agent

By:	/s/ Hans Chr. Kjelsrud
Name: Hans Chr. Kjelsrud Title: Senior Vice President

By:	/s/ Anne Engen
Name: Anne Engen Title: Vice President

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:	/s/ Russell Parker
Name: Russell Parker Title: Director of Corporate Banking

HSH NORDBANK AG (as legal successor to Hamburgische Landesbank—Girozentrale-)

By:	/s/ Stefan Noll
Name: Stefan Noll Title: Vice President

By:	/s/ Uta Urbaniak
Name: Uta Urbaniak Title: Vice President